Filed Pursuant to Rule 424(b)(3)
Registration No. 333-175989

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

SUPPLEMENT NO. 3 DATED SEPTEMBER 8, 2015

TO THE PROSPECTUS DATED MARCH 12, 2015

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Dividend Capital Diversified Property Fund Inc., dated March 12, 2015, as supplemented by Supplement No. 1 dated August 14, 2015 and Supplement No. 2 dated September 1, 2015 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to disclose that on or about September 16, 2015, we expect to transition our ongoing public offering of Class A, W and I shares to a new registration statement. Accordingly, we currently expect that September 15, 2015 will be the last day on which we will process subscriptions for the purchase of Class A, W and I shares pursuant to our registration statement on Form S-11 with Commission file no. 333-175989. Once we transition to our new registration statement, we will provide prospective investors with new offering materials related to that registration statement.